CORPORATE DEVELOPMENT

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between TURBINE TRUCK ENGINES, INC., a Delaware corporation (the "Company"); and GLOBAL-TEK BUSINESS DEVELOPMENT, INC., (the "Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

P R E A M B L E :

WHEREAS, the Consultant has substantial experience in the areas of business plan strategy and implementation and corporate development; and

WHEREAS, the Company desires to retain the Consultant's services on an ongoing basis and has requested that the Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the promises, the sum of TEN ($10.00) DOLLARS, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

WITNESSETH:

ARTICLE ONE

RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to act as its agent to assist it in completing due diligence in connection with the Company=s corporate development, developing business strategies including a cost reduction /savings analysis, competitive product analysis, locating strategic joint venture partners, and to do all things the Consultant deems necessary to enable the Company to establish and expand its operations as envisioned in a business plan which has been discussed by the Parties.

1.2 Duties - Operational

The Consultant's duties, which relate to the operation of the Company and for which it will receive the compensation specified elsewhere in this Agreement are:

(a) to assist in developing a 12 month business development strategy document; and

(b) to assist in the structuring of the Company's operations team and to identify and locate persons qualified to become members of the Board of Directors and of the operations team including required due diligence

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefore.

1.4 Term

The term of this Agreement shall be for a period of one year and may be extended by mutual agreement of the Parties.

ARTICLE TWO

CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services to be provided pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described, the following compensation:

(a) Consultant will be entitled to 100,000 options to acquire registered shares of the Company's common stock at $.50 per share upon execution of this Agreement;

(b) Consultant will be entitled to receive an additional 100,000 options to acquire registered shares of the Company's common stock at $.50 per share upon execution of the business development document;

(c) Consultant will be entitled to 200,000 options to acquire registered shares at $.50 per share upon completion of $1.5 million funding.

2.2 Miscellaneous

(a) Closing is contingent upon the receipt by Consultant of the payments mentioned in Section 2.1 above.

(b) The Company shall incorporate by reference this Agreement into any other Agreement designed to effectuate the intent of this Agreement.

(c) The Company designates and empowers the Consultant to act as its agent and representative for the purposes of performing the Consultant's duties specified in Section One.

2.3 Expenses

The Consultant shall not, acting as a Company agent, bind the Company to any agreements or obligations, unless the substance thereof has been contemplated in a written budget submitted to and approved by the Company.

2.4 Other Compensation

No other compensation is contemplated by the Parties and the Company shall be liable for only the compensation as herein agreed. Consultant acknowledges that its right to compensation is contingent upon the successful performance of its duties described above.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

ARTICLE FOUR

CONFIDENTIALITY AND COMPETITION

4.1 Confidentiality

The Consultant acknowledges that, in and as a result of its entry into this Agreement it will be making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports and lists of clients and financial sources; consequently, as material inducement to the entry into this Agreement by the Company, the Consultant hereby covenants and agrees that it shall not, at anytime during or following the term of this Agreement, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its relationship with the Company, or the Company's Affiliates. In the event of a breach or threatened breach by the Consultant of any of the provisions of this Article Four, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Consultant, or by the Consultant's partners, agents, representatives, servants, employers, employees, Affiliates and/or any and all persons directly or indirectly acting for or with it.

4.2 Special Remedies

In view of the irreparable harm and damage which would undoubtedly occur to the Company as a result of a breach by the Consultant of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect the Company's interests, the Consultant hereby covenants and agrees that the Company shall have the following additional rights and remedies in the event of a breach hereof:

(a) The Consultant hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in Section 4.1 hereof; and

(b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which the Company may sustain prior to the effective enforcement of such injunction, the Consultant hereby covenants and agrees to pay over to the Company, in the event it violates the covenants and agreements contained in Section 4.3 hereof, the greater of:

(i) Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

(ii) The sum of One Thousand Dollars ($1,000.00) per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by the Company as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to the Company for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect the Company from the injury caused by such breaches would be injunctive relief.

4.3 Cumulative Remedies

The Consultant hereby irrevocably agrees that the remedies described in Section 4.2 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which the Company is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4 Acknowledgment of Reasonableness

The Consultant hereby represents, warrants and acknowledges that it has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Consultant hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Consultant hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, the Consultant hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

ARTICLE FIVE

MISCELLANEOUS

5.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT: Global-Tek Business Development, Inc.

137 John Street

Oakville, Ontario

L6K 1H3

TO THE COMPANY: Turbine Truck Engines, Inc.

1301 International Speedway Blvd.

Deland, Florida 32724

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

5.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

5.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

5.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

5.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Volusia County, Florida.

5.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

5.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

5.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

5.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

5.13 Counterparts

This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the _____ day of ___________________, 2006.

Signed, Sealed & Delivered

in Our Presence Turbine Truck Engines, Inc.

_______________________ By: _____________________________

(Witness signature) Michael H. Rouse, CEO

_______________________

(Print name)

Global-Tek Business Development, Inc.

_______________________ By: _____________________________

(Witness signature) Ray Pecoskie, President

_______________________

(Print name)